EXHIBIT 21.1


                       SUBSIDIARIES OF RIMAGE CORPORATION


Name                              Jurisdiction of Incorporation    Percent Owned
----                              -----------------------------    -------------


A/G Systems, Inc. d/b/a
 Duplication Technology                    Colorado                    100.0%


Media Systems Technology, Inc.
(Inactive)                                 California                   86.8%


Rimage Europe GmbH                         Germany                     100.0%